UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Nuveen Diversified Commodity Fund
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FOR IMMEDIATE RELEASE

ATTENTION: BUSINESS/FINANCIAL EDITORS

MEDIA CONTACT: KRISTYNA MUNOZ (312) 917-8343 KRISTYNA.MUNOZ@NUVEEN.COM

Nuveen Commodity Funds Provide Update on Proposed ETF Conversion

•	Nuveen Long/Short Commodity Total Return Fund Announces Shareholder Approval of Conversion

•	Nuveen Diversified Commodity Fund Adjourns Annual Meeting to Permit Continued Solicitation of Votes

CHICAGO, May 18, 2015 – Nuveen Investments, a leading global provider of investment services to institutions as well as individual investors, today announced that shareholders of the Nuveen Long/Short Commodity Total Return Fund (NYSE MKT: CTF), have approved the plan to convert the fund into open-ended exchange-traded fund (ETF). The conversion plan is also contingent on customary regulatory approvals.

As previously announced, the purpose of the conversion is to seek a closer alignment between the fund’s share price and net asset value. The Annual Meeting of Shareholders for the Nuveen Diversified Commodity Fund (NYSE MKT: CFD) has been adjourned to June 15, 2015, to allow additional solicitation of votes on the proposed plan to convert the fund into an ETF. The adjournment will be until 11:00 a.m., Central Time, on Monday, June 15, 2015, at the offices of Nuveen Investments, 333 W. Wacker Dr., Chicago, Illinois. During the pendency of the adjourned meeting, shareholders holding shares as of the record date of January 30, 2015, who have not yet voted are encouraged to vote on the conversion plan. Brokers cannot vote the shares on this non-routine matter, so shareholders holding shares through a brokerage firm must vote their shares for the purposes of receiving sufficient votes to decide this issue. Shareholders may also change their vote by executing a new proxy.

With today’s announcement of shareholder approval, the conversion of CTF now requires regulatory approval. The conversion of CFD requires both shareholder approval and regulatory approval. Assuming the necessary approvals are obtained, the conversion of both funds to ETFs is expected to be completed in the fourth quarter of 2015. However, there can be no assurance that such approvals will be obtained, or if obtained, that the conversions will be completed in the anticipated time frame or will achieve their stated purpose.

The funds are not currently, and after the conversion will not be, mutual funds or any other type of investment companies within the meaning of the Investment Company Act of 1940. CFD has filed a proxy statement with the Securities and Exchange Commission (SEC) pursuant to which CFD continues to solicit proxies in connection with seeking shareholder approval of its conversion plan. CFD shareholders are urged to thoroughly read the proxy statement CFD has filed with the SEC, any supplements thereto and any other relevant documents that CFD has filed or may file with the SEC in the future (when they become available), as they contain important information. CFD shareholders are able to obtain, free of charge, copies of the proxy statement and any other documents filed by the fund with the SEC in connection with the annual meeting at the SEC’s website at www.sec.gov, by calling NCAM at 877-827-5920 or by writing the fund at 333 W. Wacker Drive, Chicago, Illinois, 60606.

Investors planning to purchase shares of the funds prior to year end should refer to the tax section of their respective Information Statements, review the detailed Tax Q&A located on the Funds’ website, and consult their tax advisors. Investors who buy shares at a discount to NAV and hold them through year end may be subject to an acceleration of capital gain recognition. Important information regarding the funds’ investment strategies and risks is set forth in their respective Information Statements available on the funds’ website.

Investments in shares of the funds are subject to investment risk, including the possible loss of the entire amount invested. The funds invest primarily in commodity futures contracts and options on commodity futures contracts, which have a high degree of price variability and are subject to rapid and substantial price changes. The funds could incur significant losses on their commodity investments. The funds are not mutual funds, closed-end funds, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder. For more information about the funds, including a more complete description of risks, please see the funds’ website.

This is not a solicitation to buy or sell the funds’ shares. The funds do not presently offer any new shares for sale; existing shares trade on the NYSE MKT.

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutional and individual investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets a wide range of specialized investment solutions which provide investors access to capabilities of its high-quality boutique investment affiliates—Nuveen Asset Management, LLC, Symphony Asset Management LLC, NWQ Investment Management Company, LLC, Santa Barbara Asset Management, LLC, Tradewinds Global Investors, LLC, Winslow Capital Management, LLC and Gresham Investment Management LLC, all of which are registered investment advisers and independent investment subsidiaries of Nuveen Investments, Inc. Nuveen Commodities Asset Management, LLC (“NCAM”) is the manager of the funds. NCAM is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”). Nuveen Investments

operates as a separate subsidiary within TIAA-CREF, which is a leading provider of retirement and financial services in the academic, research, medical and cultural fields. In total, Nuveen Investments managed approximately $233 billion as of March 31, 2015. For more information, please visit the Nuveen Investments website at www.nuveen.com.

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Forward-Looking Statements

This press release includes forward-looking statements, including statements concerning the purposes and timing of the conversion plan, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on current expectations, estimates and projections and are subject to a number of risks, uncertainties and other factors, both known and unknown, that could cause the actual results, performance, prospects or opportunities of the funds to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws or otherwise, the funds undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this press release, as a result of new information, future events or changed circumstances or for any other reason after the date of this press release.

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